================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  JULY 3, 2001

                             STEINER LEISURE LIMITED
               (Exact Name of Registrant as Specified in Charter)

      COMMONWEALTH OF THE          0-28972                98-0164731
           BAHAMAS
(State or Other Jurisdiction     (Commission            (IRS Employer
       of Incorporation)         File Number)         Identification No.)

       SUITE 104A, SAFFREY SQUARE
           NASSAU, THE BAHAMAS                         NOT APPLICABLE

(Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (242) 356-0006

                                       N/A
          (Former Name or Former Address; if Changed Since Last Report)


--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 3, 2001, Steiner Leisure Limited (Nasdaq: STNR) ("Steiner"), through two direct, wholly owned subsidiaries, purchased a 60% equity interest in each of Mandara Spa LLC and Mandara Spa Asia Limited (collectively referred to as "Mandara Spa"). Mandara Spa currently operates spas in more than 50 locations worldwide, principally in Asia and the Pacific, the United States and the Caribbean. Mandara Spa also provides spa services for Silversea Cruises, Norwegian Cruise Line and Orient Lines.

         Steiner paid $29.4 million in cash, $7.0 million in subordinated debt and $10.6 million in Steiner Common Shares for the interest in Mandara Spa. Steiner financed the acquisition through a credit facility entered into with ABN AMRO Bank, N.A. and working capital.

         Steiner acquired its interest in Mandara Spa's US operations from entities controlled by business interests of the Pritzker Family and Thomas Gottlieb, Mandara Spa's senior executive. Steiner acquired its interest in Mandara Spa's Asia operations primarily from entities controlled by Thomas Gottlieb and other founding shareholders. As part of the transaction, Gottlieb and Mark Edleson, Mandara Spa senior executives, have entered into employment agreements with Steiner calling for their continued employment in their current capacities. Shiseido Co., Ltd., an international manufacturer of cosmetics and personal care products remains, through its subsidiaries, a 40% interest holder in Mandara Spa.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                                                                                           PAGE
                                                                                                           ----

         a)       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Mandara Spa LLC and Subsidiaries

                  Report of Independent Auditors as of January 31, 2001 and 2000 for each of the
                  three years in the period ended January 31, 2001                                           5

                  Consolidated Balance Sheets as of January 31, 2001 and 2000                                6

                  Consolidated Statements of Operations for the years ended January 31, 2001, 2000
                  and 1999                                                                                   7

                  Consolidated Statements of Members Equity for the years ended January 31, 2001,
                  2000 and 1999                                                                              8

                  Consolidated Statements of Cash Flows for the years ended January 31, 2001, 2000
                  and 1999                                                                                   9

                  Notes to Consolidated Financial Statements                                                10

                  Unaudited Interim Financial Statements of Mandara Spa LLC and Subsidiaries

                  Consolidated Balance Sheets as of December 31, 2000 and June 30, 2001                     17

                  Consolidated Statements of Operations for the six months ended June 30, 2000 and 2001     18

                  Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and 2001     19

                  Notes to Unaudited Consolidated Financial Statements                                      20

                  Mandara Spa Asia Limited and Subsidiaries

                  Report of Independent Auditors as of December 31, 2000 and 1999 for each of the three years in the period ended December 31, 2000 and from August 6, 1998
                  (inception) to December 31, 1998                                                          23

                  Consolidated Balance Sheets as of December 31, 1999 and 2000                              24

                  Consolidated Statements of Profit and Loss for the years ended December 31, 2000,
                  1999 and from August 6, 1998 (inception) to December 31, 1998                             25

                  Consolidated Statements of Shareholders' Equity for the years ended December 31,
                  2000, 1999 and from August 6, 1998 (inception) to December 31, 1998                       26

                                                                                                           PAGE
                                                                                                           ----

                  Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999
                  and from August 6, 1998 (inception) to December 31, 1998                                   27

                  Notes to Unaudited Consolidated Financial Statements                                       29

                  Unaudited Interim Financial Statements of Mandara Spa Asia Limited and
                  Subsidiaries

                  Consolidated Balance Sheets as of December 31, 2000 and June 30, 2001                      35

                  Consolidated Statements of Operations for the six months ended June 30, 2000 and
                  2001                                                                                       36

                  Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and
                  2001                                                                                       37

                  Notes to Unaudited Consolidated Financial Statements                                       38

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Introduction to Pro Forma Consolidated Financial Statements                                41

                  Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001                         42

                  Unaudited Pro Forma Consolidated  Statement of Operations for the year ended
                  December 31, 2000 and January 31, 2001                                                     43

                  Unaudited Pro Forma  Consolidated  Statement of  Operations  for the six months
                  ended June 30, 2001                                                                        44

                  Notes to Unaudited Pro Forma Consolidated Financial Statements                             45

                        MANDARA SPA LLC AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

Description                                                                                   Page
-----------                                                                                   ----

Report of Independent Auditors as of January 31, 2001 and 2000 for each of the
three years in the period ended January 31, 2001                                                5

Consolidated Balance Sheets as of January 31, 2001 and 2000                                     6

Consolidated Statements of Operations for the years ended January 31, 2001, 2000
and 1999                                                                                        7

Consolidated Statements of Members' Equity for the years ended January 31, 2001,
2000 and 1999                                                                                   8

Consolidated Statements of Cash Flows for the years ended January 31, 2001, 2000
and 1999                                                                                        9

Notes to Consolidated Financial Statements                                                     10

                         Report of Independent Auditors

The Members
Mandara Spa LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of Mandara Spa LLC and subsidiaries as of January 31, 2001 and 2000, and the related consolidated statements of operations, changes in members' equity and cash flows for each of the three years in the period ended January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mandara Spa LLC and subsidiaries as of January 31, 2001 and 2000 and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 2001 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP
Tamuning, Guam

May 18, 2001,
except for Note 9, as to which the date is August 10, 2001

                        Mandara Spa LLC and Subsidiaries

                           Consolidated Balance Sheets

                                                                                            January 31,
                                                                                  --------------------------------
                                                                                      2001                2000
                                                                                  ------------        ------------

ASSETS
Current assets:
         Cash (Note 2)                                                            $  2,951,972        $  1,055,221
         Accounts receivable (Note 2)                                                1,133,442             600,177
         Operating supplies                                                            126,409             186,963
         Retail inventory                                                              381,927             293,069
         Prepaid expenses and other                                                    257,539              73,114
                                                                                  ------------        ------------

                  Total current assets                                               4,851,289           2,208,544
         Property and equipment, at cost less accumulated depreciation and
         amortization (Notes 4, 5 and 7)                                            10,142,532           9,959,577
         Other assets                                                                  155,567              94,157
                                                                                  ------------        ------------

                  Total assets                                                    $ 15,149,388        $ 12,262,278
                                                                                  ============        ============

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
         Accounts payable                                                         $    877,239        $  1,032,332
         Accrued expenses and other                                                    767,911             481,943
         Due to related parties (Notes 3 and 6)                                         33,098             519,118
         Current installment of note payable (Note 5)                                   11,805              16,680
                                                                                  ------------        ------------

                  Total current liabilities                                          1,690,053           2,050,073
         Notes payable to related parties (Note 6)                                   4,100,000                  --
         Note payable, less current installment (Note 5)                               116,714             131,612
                                                                                  ------------        ------------

                  Total liabilities                                                  5,906,767           2,181,685
Commitments (Note 7)

Members' equity                                                                      9,242,621          10,080,593
                                                                                  ------------        ------------

                  Total liabilities and members' equity                           $ 15,149,388        $ 12,262,278
                                                                                  ============        ============

                             See accompanying notes.

                        Mandara Spa LLC and Subsidiaries

                      Consolidated Statements of Operations

                                                                        Year ended January 31,
                                                           -------------------------------------------------
                                                              2001               2000               1999
                                                           -----------        -----------        -----------

Revenues:
         Services                                          $11,376,124        $ 4,012,484        $    13,969
         Products                                            1,300,990            570,918                324
                                                           -----------        -----------        -----------
                  Total revenues                            12,677,114          4,583,402             14,293
                                                           -----------        -----------        -----------
Expenses:
         Cost of services (Note 7)                          10,233,291          4,557,195            392,564
         Cost of products                                      940,777            446,005                162
                                                           -----------        -----------        -----------
                  Total expenses                            11,174,068          5,003,200            392,726
                                                           -----------        -----------        -----------
General and administrative expenses:
         Administrative                                      1,398,062            653,779            274,249
         Salaries (Note 6)                                   1,185,611            889,627            478,404
                                                           -----------        -----------        -----------
         Total general and administrative expenses           2,583,673          1,543,406            752,653
                                                           -----------        -----------        -----------
                  Loss from operations                       1,080,627          1,963,204          1,131,086
Other expenses:
         Interest expense, net (Notes 6 and 7)                 437,396            645,933             28,182
                                                           -----------        -----------        -----------
                  Loss before cumulative effect of           1,518,023          2,609,137          1,159,268
                  change in accounting principle
Cumulative effect of change in accounting principle
(Note 8)                                                            --             84,725                 --
                                                           -----------        -----------        -----------
                  Net loss                                 $ 1,518,023        $ 2,693,862        $ 1,159,268
                                                           ===========        ===========        ===========

                             See accompanying notes.

                        Mandara Spa LLC and Subsidiaries

                   Consolidated Statements of Members' Equity
               For the Years Ended January 31, 2001, 2000 and 1999

                                                  Red Sail
                                                  Spas LLC          SP Spas LLC           Shiseido              Total
                                                ------------        ------------        ------------        ------------

Members' equity at February 1, 1998             $  1,537,619        $    658,980        $         --        $  2,196,599
Net loss                                            (811,487)           (347,781)                             (1,159,268)
Preferred capital contributions (Note 3)           1,900,000                  --                  --           1,900,000
                                                ------------        ------------        ------------        ------------
Members' equity at January 31, 1999                2,626,132             311,199                  --           2,937,331
Capital contributions (Note 3)                       793,333             340,000                  --           1,133,333
Net loss                                          (1,885,703)           (808,159)                 --          (2,693,862)
Preferred capital contributions (Note 3)           7,932,484             771,307                  --           8,703,791
                                                ------------        ------------        ------------        ------------
Members' equity at January 31, 2000                9,466,246             614,347                  --          10,080,593
Net loss                                            (321,090)           (137,610)                 --            (458,700)
Capital contribution (Note 3)                             --                  --          10,000,000          10,000,000
Preferred capital distributions (Note 3)          (8,933,795)           (386,154)                 --          (9,319,949)
Revaluation of capital accounts (Note 3)           4,115,455           1,763,767          (5,879,222)                 --
                                                ------------        ------------        ------------        ------------
Members' equity at May 11, 2000                    4,326,816           1,854,350           4,120,778          10,301,944
Net loss                                            (444,916)           (190,678)           (423,729)         (1,059,323)
                                                ------------        ------------        ------------        ------------
Members' equity at January 31, 2001             $  3,881,900        $  1,663,672        $  3,697,049        $  9,242,621
                                                ============        ============        ============        ============

                             See accompanying notes.

                        Mandara Spa LLC and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                                                      Year ended January 31,
                                                                       ----------------------------------------------------
                                                                           2001                2000                1999
                                                                       ------------        ------------        ------------

OPERATING ACTIVITIES
Net loss                                                               $ (1,518,023)       $ (2,693,862)       $ (1,159,268)
Adjustments to reconcile net loss to net cash used in operating activities:
       Cumulative effect of change in accounting principle                       --              84,725                  --
       Depreciation and amortization                                        896,043             435,420              19,746
       Changes in operating assets and liabilities:
              Accounts receivable                                          (533,265)           (600,177)                 --
              Operating supplies                                             60,554            (127,041)            (59,922)
              Retail inventory                                              (88,858)             24,746            (317,815)
              Prepaid expenses and other current assets                    (184,425)            (14,892)            (58,222)
              Other assets                                                  (61,410)            (50,249)            (32,781)
              Accounts payable                                             (155,093)            842,215             190,117
              Accrued expenses and other current liabilities                285,968             381,843              88,239
              Due to related parties                                       (486,020)            504,170              11,423
                                                                       ------------        ------------        ------------

                      Net cash used in operating activities              (1,784,529)         (1,213,102)         (1,318,483)
                                                                       ------------        ------------        ------------

INVESTING ACTIVITIES
       Purchases of property and equipment                               (1,078,998)         (8,048,294)         (2,338,498)
       Pre-opening and organization costs                                        --                  --             (69,880)
                                                                       ------------        ------------        ------------

                      Net cash used in investing activities              (1,078,998)         (8,048,294)         (2,408,378)
                                                                       ------------        ------------        ------------

FINANCING ACTIVITIES
       Proceeds from notes payable to related parties                     4,100,000             144,092                  --
       Proceeds from note payable                                                --                  --              16,375
       Repayments of notes payable                                          (19,773)            (11,419)               (756)
       Proceeds from capital contributions                               10,000,000           1,133,333           2,138,722
       Distribution of preferred capital                                 (9,319,949)                 --                  --
       Proceeds from preferred capital contributions                             --           8,703,791           1,900,000
                                                                       ------------        ------------        ------------

                      Net cash provided by financing activities           4,760,278           9,969,797           4,054,341
                                                                       ------------        ------------        ------------

                      Net increase in cash                                1,896,751             708,401             327,480

Cash at beginning of year                                                 1,055,221             346,820              19,340
                                                                       ------------        ------------        ------------

Cash at end of year                                                    $  2,951,972        $  1,055,221        $    346,820
                                                                       ============        ============        ============

Supplemental Disclosures of Cash Flow Information:
       Cash paid during the year for interest                          $         --        $    137,658        $        390
                                                                       ============        ============        ============

                             See accompanying notes.

                        Mandara Spa LLC and Subsidiaries

                   Notes to Consolidated Financial Statements
                         January 31, 2001, 2000 and 1999

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

Mandara Spa LLC was organized in Delaware on August 7, 1997. The Company has nine wholly owned subsidiaries, Mandara Spa (Guam) LLC, Mandara PSLV LLC, Mandara Spa (Saipan) Inc., Mandara Spa (Cruise I) LLC, Mandara Spa (Cruise II) LLC, Mandara Spa Services LLC, Mandara Spa (Aruba) NV, Mandara Spa (Bahamas) Ltd. and Mandara Spa (Tahiti) LLC, collectively "the Company". Mandara Spa (Hawaii) LLC is a wholly owned subsidiary of Mandara Spa Services LLC. Mandara Spa Polynesia Sarl is a wholly owned subsidiary of Mandara Spa (Tahiti) LLC. The Company operates spa concession facilities at resort hotel properties in the United States, Guam, Saipan, Aruba, Tahiti and the Bahamas. Additionally, the Company has a contract with two cruise lines to manage on-board spa facilities.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Mandara Spa LLC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY

Inventories, which are primarily Mandara Spa logo retail items, are stated at the lower of cost (using the average cost method) or market.

ADOPTION OF NEW ACCOUNTING PRINCIPLE

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5") effective for years beginning after December 15, 1998. SOP 98-5 requires that costs of start-up activities, including organization costs, be expensed as incurred. Such costs are reflected in the accompanying 2000 consolidated statement of operations as cumulative effect of change in accounting principle.

                        Mandara Spa LLC and Subsidiaries

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

DEPRECIATION AND AMORTIZATION

Property and equipment is recorded at cost, and depreciation is calculated using the straight-line method over the estimated useful lives as follows:

         Furniture and fixtures                      5 years
         Vehicles                                    3 years
         Computer hardware and software              5 years

Leasehold improvements are recorded at cost and amortized using the straight-line method over the shorter of the estimated useful life or the lease term.

INCOME TAXES

Mandara Spa LLC, Mandara Spa (Guam) LLC, Mandara PSLV LLC, Mandara Spa Services LLC, Mandara Spa (Hawaii) LLC, and Mandara Spa (Tahiti) LLC are limited liability companies (LLC). Under Guam and U.S. tax laws, the members in the LLCs are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes is included in these consolidated financial statements.

Mandara Spa (Saipan), Inc. (MSSI) is subject to the taxes of the Commonwealth of the Northern Mariana Islands (CNMI). The CNMI provides for the imposition of the Internal Revenue Code of the United States as the local territorial income tax. The Legislature of the CNMI passed legislation providing for income tax rebates with descending graduated percentages ranging from 90% to 50% on local territorial income tax on CNMI source income. CNMI also imposed a graduated (1.5% to 5%) business gross revenue tax (BGRT). The legislation requires the payment of corporate income tax on CNMI source income only to the extent it exceeds gross revenue tax. MSSI records its income tax liability net of the aforementioned BGRT credit and income tax rebate. As MSSI has no taxable income for the years ended January 31, 2001, 2000 and 1999 the accompanying financial statements do not contain a provision for CNMI taxes.

ADVERTISING

The Company expenses all advertising costs in the period the costs are incurred. Total advertising costs were $307,463, $204,151 and $44,866 in 2001, 2000 and 1999, respectively. The costs are included in administrative expense in the accompanying consolidated statements of operations.

                        Mandara Spa LLC and Subsidiaries

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During the year ended January 31, 2001, the Company determined that no event or changes in circumstances indicated that impairment of its long-lived assets may have occurred.

RECLASSIFICATIONS

Certain reclassifications have been made to the 2000 and 1999 financial statements for comparative purposes. Such reclassifications had no impact on previously reported net loss.

2.       CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and accounts receivable.

At January 31, 2001, the Company has demand deposit accounts which exceed the federal depository insurance limits. In addition, the Company has cash in certain uninsured bank accounts at January 31, 2001. The Company has not experienced any losses in such accounts.

The Company has accounts receivable from two customers totaling $482,486, which represents approximately 43% of total accounts receivable at January 31, 2001. The Company performs periodic credit evaluations of its customers, consisting primarily of hotels and other tourist related establishments, and generally does not require collateral.

3.       MEMBERS' EQUITY

Mandara Spa LLC was originally organized under an operating agreement between Red Sail Spas LLC ("RSS") and SP Spas LLC ("SPS"). The original operating agreement (the "Agreement") specified the following member contributions:

                                  Red Sail Spas LLC     SP Spas LLC            Total
                                  -----------------     ------------        ------------

Initial Capital                     $  1,540,000        $    660,000        $  2,200,000
Preferred Capital                      5,400,000                  --           5,400,000
Follow-on Capital                        793,333             340,000           1,133,333
Fixed Rate Preferred Capital           4,450,000           1,050,000           5,500,000
Follow-on Preferred Capital            1,266,667                  --           1,266,667
Special Preferred Capital              2,000,000                  --           2,000,000
                                    ------------        ------------        ------------

     Total                          $ 15,450,000        $  2,050,000        $ 17,500,000
                                    ============        ============        ============

                        Mandara Spa LLC and Subsidiaries

3.       MEMBERS' EQUITY, CONTINUED

At January 31, 2000, all "Initial" "Preferred" and "Follow-on" capital contributions due from members were collected. However, approximately $633,898 in preferred capital contributions was recognized as a guarantee for certain obligations. Approximately 73% of the "Fixed Rate Preferred Capital" has been contributed. The Special Preferred Capital as defined in the Agreement was not contributed.

At January 31, 2000, the amount of preferred capital and fixed rate preferred capital advanced by RSS totaled $9,832,484 with an accumulated preferred return of $511,701. The amount of fixed rate preferred capital advanced by SPS totaled $771,307 with an accumulated preferred return of $7,417. Accumulated preferred return totaling $519,118 is reflected as due to related parties in the accompanying 2000 consolidated balance sheet.

On May 11, 2000, the Operating Agreement was amended and restated to add a third member to the LLC. Shiseido Investment US, Inc. ("Shiseido") made a capital contribution of $10,000,000. Under the terms of the amended Operating Agreement, proceeds of the capital contribution were used to return certain preferred capital contributions to RSS and SPS. In addition, all remaining preferred capital of RSS and SPS was converted into common capital of the Company. In accordance with the amended Operating Agreement, the capital accounts of the members were revalued to reflect a membership interest of 42%, 40% and 18%, respectively, for RSS, Shiseido and SPS.

4.       PROPERTY AND EQUIPMENT

Property and equipment at January 31, 2001 and 2000 consists of the following:

                                                          2001                2000
                                                      ------------        ------------

Leasehold improvements                                $  9,652,117        $  9,227,068
Furniture fixtures and equipment                         1,762,057           1,151,961
Vehicles                                                    70,749              34,280
                                                      ------------        ------------

                                                        11,484,923          10,413,309
Less accumulated depreciation and amortization           1,342,391             453,732
                                                      ------------        ------------

                                                      $ 10,142,532        $  9,959,577
                                                      ============        ============

5.       NOTE PAYABLE

The Company borrowed $144,092 from Park Place Entertainment Corporation, the lessor to Mandara PSLV LLC, in order to construct and outfit certain leasehold improvements of the Company. The note requires monthly installment payments of $1,600 of principal and interest at 6% per annum. The note matures on September 1, 2009.

                        Mandara Spa LLC and Subsidiaries

5.       NOTES PAYABLE, CONTINUED

Future maturities of the aforementioned note payable are as follows:

                  Year ending January 31,
                  -----------------------

                           2002                       $ 11,805
                           2003                         12,534
                           2004                         13,308
                           2005                         14,128
                           2006                         76,744
                                                      --------
                                                      $128,519
                                                      ========

6.       TRANSACTIONS WITH RELATED PARTIES

During the year ended January 31, 2001, affiliated companies of the members advanced certain amounts to the Company. At January 31, 2001, amounts outstanding to affiliated companies of Shiseido, RSS and SPS totaled $1,880,000, $1,554,000 and $666,000, respectively, and are reflected as notes payable to related parties in the accompanying 2001 consolidated balance sheet. The notes payable bear interest at LIBOR plus 3%, require repayment of principal and interest on May 11, 2008 and are unsecured. Interest accrued during the year ended January 31, 2001 related to these notes totaled $33,098 and is reflected as due to related parties in the accompanying 2001 consolidated balance sheet. Additional amounts available under the promissory notes total $4,900,000 as of January 31, 2001.

The Company entered into an agreement with Watersports Administration, Inc.
(WAI), an 80% shareholder in RSS, whereby WAI will provide the Company with administrative and consulting services. The initial contract called for monthly payments totaling $23,000. During the year ended January 31, 2001, the contract was amended to reflect monthly payments of $10,000. The contract was terminated on April 30, 2000. During the years ended January 31, 2001, 2000 and 1999, the Company paid WAI $30,000, $315,682 and $220,000, respectively, for services provided under this agreement, which is included as a component of salaries in the accompanying consolidated statements of operations.

7.       COMMITMENTS

The Company has entered into several lease agreements with various resort hotels granting the Company the right to operate spa concession facilities within the hotels. In addition, the Company is also permitted to sell Mandara Spa logo retail merchandise. Terms under the lease agreements vary by hotel and may include both a monthly base rent ranging from $1,200 to $10,417 and a percentage rent ranging from 3% to 10% based on spa revenues. In addition, the lease agreements call for various security deposits ranging from $3,000 to $50,000. The lease agreements range from five to ten years and include renewal terms. The lease agreements terminate over various periods beginning in 2003 with the final lease agreement expiring in 2008.

                        Mandara Spa LLC and Subsidiaries

                   Notes to Consolidated Financial Statements
                                    Continued

7.       COMMITMENTS, CONTINUED

At January 31, 2001, the future minimum rental payments under noncancelable leases having remaining lease terms in excess of one year are as follows:

                  Year ending January 31,
                  -----------------------

                           2002                 $1,341,000
                           2003                  1,342,000
                           2004                  1,391,000
                           2005                  1,088,000
                           2006                  1,001,000
                           Thereafter            2,727,000
                                                ----------

                                                $8,890,000
                                                ==========

Rent expense incurred during the years ended January 31, 2001 and 2000 on the aforementioned leases totaled $986,330 and $396,290, respectively and is included as a component of cost of services in the accompanying consolidated statements of operations.

A lease agreement with one of the hotels required the Company to provide a guaranty in the amount of $1.7 million to secure the Company's obligations under the agreement. The amount of the guaranty required is reduced on a dollar-for-dollar basis for leasehold improvement costs and rent payments. The Company obtained the guaranty from an affiliated company. The amount outstanding under the guaranty at January 31, 2001 is $633,900. The terms of the guaranty require the Company to pay interest on a quarterly basis at a rate of 1% per annum on the amount of the guaranty. During the year ended January 31, 2001, 2000 and 1999, interest expense related to this guaranty totaled $6,339, $13,446 and $17,000, respectively which is included as a component of interest and other expense, net in the accompanying consolidated statements of operations.

8.       CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

Effective February 1, 1999, the Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" (SOP 98-5). As a result, the Company expensed the remaining balance of organization costs. The initial application of SOP 98-5 resulted in an increase to the net loss of $84,725, and is reflected as a cumulative effect of change in accounting principle in the accompanying 2000 consolidated statement of operations.

9.       SUBSEQUENT EVENT

On July 3, 2001, Steiner Spa Limited, a Bahamas international business company, purchased the membership interests of RSS (42%) and SPS (18%).

                        MANDARA SPA LLC AND SUBSIDIARIES

                     UNAUDITED INTERIM FINANCIAL STATEMENTS

                                      INDEX

Description                                                                                    Page
-----------                                                                                    ----
Consolidated Balance Sheets as of December 31, 2000 and June 30, 2001                           17

Consolidated Statements of Operations for the six months ended June 30, 2000
and 2001                                                                                        18

Consolidated Statements of Cash Flows for the six months ended June 30, 2000
and 2001                                                                                        19

Notes to Unaudited Consolidated Financial Statements                                            20

                        Mandara Spa LLC and Subsidiaries
                           Consolidated Balance Sheets

                                                                            DECEMBER 31,                  JUNE 30,
                                                                                2000                        2001
                                                                            ------------                ------------
                                                      ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                   $  3,991,270                $  1,839,467
Accounts receivable, net                                                         854,362                   1,991,163
Inventories                                                                      320,779                     535,963
Other current assets                                                             208,179                     695,721
                                                                            ------------                ------------
         Total current assets                                                  5,374,590                   5,062,314
                                                                            ------------                ------------
PROPERTY AND EQUIPMENT, net                                                   10,050,220                  16,546,966
                                                                            ------------                ------------
OTHER ASSETS                                                                     106,233                     203,264
                                                                            ------------                ------------
         Total assets                                                       $ 15,531,043                $ 21,812,544
                                                                            ============                ============

                                           LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                            $    896,118                $  1,988,661
Accrued expenses                                                                 660,781                   1,040,381
Current portion of note payable                                                   11,805                      11,805
                                                                            ------------                ------------
         Total current liabilities                                             1,568,704                   3,040,847
                                                                            ------------                ------------
LONG-TERM NOTES PAYABLE                                                          132,470                     119,531
                                                                            ------------                ------------
NOTES PAYABLE RELATED PARTIES                                                  4,100,000                  10,250,000
                                                                            ------------                ------------
MEMBERS' EQUITY                                                                9,729,869                   8,402,166
                                                                            ------------                ------------
         Total liabilities and members' equity                              $ 15,531,043                $ 21,812,544
                                                                            ============                ============

           The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                        Mandara Spa LLC and Subsidiaries
                        Statements of Operations for the
                            Six Months Ended June 30,

                                                                                2000                       2001
                                                                            ------------                ------------
REVENUES:
Services                                                                    $  4,621,999                $ 12,600,187
Products                                                                         607,193                   1,276,790
                                                                            ------------                ------------
         Total revenues                                                        5,229,192                  13,876,977
                                                                            ------------                ------------

COST OF SALES:
Cost of services                                                               3,883,492                  10,709,230
Cost of products                                                                 456,462                   1,009,110
                                                                            ------------                ------------
         Total cost of sales                                                   4,339,954                  11,718,340
                                                                            ------------                ------------

Gross profit                                                                     889,238                   2,158,637
                                                                            ------------                ------------

OPERATING EXPENSES:
Administrative                                                                   539,874                   1,793,605
Salary and payroll taxes                                                         610,878                   1,348,434
                                                                            ------------                ------------
         Total operating expenses                                              1,150,752                   3,142,039
                                                                            ------------                ------------

Loss from operations                                                            (261,514)                   (983,402)

INTEREST EXPENSE                                                                (481,309)                   (353,165)
                                                                            ------------                ------------
Net loss                                                                    $   (742,823)               $ (1,336,567)
                                                                            ============                ============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                        Mandara Spa LLC and Subsidiaries
                      Consolidated Statements of Cash Flows
                        For the Six Months Ended June 30,

                                                                                2000                       2001
                                                                            ------------                ------------
CASH FLOWS FROM OPERATING ACTVITIES:
Net Loss                                                                    $   (742,823)               $ (1,336,567)
Adjustments to reconcile net loss to net cash used
in operating activities:
   Depreciation and amortization                                                 418,162                     667,950
(Increase)/decrease in:
   A/R                                                                          (181,868)                 (1,136,801)
   Inventory                                                                     197,290                    (215,184)
   Other Current Assets                                                         (113,791)                   (487,542)
   Other Assets                                                                    6,902                     (97,031)
Increase/(decrease) in:
   Accounts Payable                                                             (194,994)                  1,092,545
   Accrued Expenses                                                              152,654                     388,462
                                                                            ------------                ------------
   Net cash used in operating activities                                        (458,468)                 (1,124,168)
                                                                            ------------                ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures                                                            (173,419)                 (7,164,696)
                                                                            ------------                ------------
  Net cash used in investing activities                                         (173,419)                 (7,164,696)
                                                                            ------------                ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long term debt                                                        (5,452)                    (12,939)
Proceeds from capital contributions                                              146,885                   6,150,000
                                                                            ------------                ------------
  Net cash provided by financing activities                                      141,433                   6,137,061
                                                                            ------------                ------------

DECREASE IN CASH AND CASH EQUIVALENTS                                           (490,454)                 (2,151,803)

CASH AND CASH EQUIVALENTS,
Beginning of period                                                            1,134,300                   3,991,270
                                                                            ------------                ------------
CASH AND CASH EQUIVALENTS,
End of period                                                               $    643,846                $  1,839,467
                                                                            ============                ============

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
Cash paid during the period for:
   Interest                                                                 $      8,545                $    399,752
                                                                            ============                ============

   Income taxes                                                             $         --                $         --
                                                                            ============                ============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                        MANDARA SPA LLC AND SUBSIDIARIES
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

(1)      ORGANIZATION AND NATURE OF BUSINESS

Mandara Spa LLC was organized in Delaware on August 7, 1997. Mandara Spa LLC has nine wholly owned subsidiaries, Mandara Spa (Guam), Mandara PSLV LLC, Mandara Spa (Saipan), Inc., Mandara Spa (Cruise I) LLC, Mandara Spa (Cruise II) LLC, Mandara Spa Services LLC, Mandara Spa (Aruba) NV, Mandara Spa (Bahamas) Ltd. And Mandara Spa (Tahiti) LLC, collectively "the Company". Mandara Spa (Hawaii) LLC is a wholly owned subsidiary of Mandara Spa Services LLC. Mandara Spa Polynesia Sarl is a wholly owned subsidiary of Mandara Spa (Tahiti) LLC. The Company operates spa concession facilities at resort hotel properties in the United States, Guam, Saipan, Aruba, Tahiti and the Bahamas. Additionally, the Company has a contract with two cruise lines to manage on-board spa facilities.

(2)      INTERIM FINANCIALS

The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the Company's January 31, 2001 and 2000 consolidated financial statements and the notes thereto. As a result of the acquisition described in Note 5 the unaudited interim consolidated financial statements are based on a calendar yearend.

In the opinion of management, the accompanying unaudited interim consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of its operations and cash flows for the six month periods ended June 30, 2001 and 2000. The results of operations and cash flows for the six month period ended June 30, 2001 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 2001.

(3)      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

(4)      NEW ACCOUNTING PRONOUNCEMENTS

On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133, as amended by SFAS 138, requires the recognition of all derivatives on the balance sheet as either assets or liabilities measured at fair value. Derivatives that do not qualify for hedge accounting must be adjusted to fair value through income. Adoption of SFAS 133 did not have a material impact on the consolidated financial statements, as no derivative contracts have been entered into.

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations". SFAS 141 addresses financial accounting and reporting for business combinations and supercedes APB No. 16, "Business Combinations" and SFAS 38 "Accounting for Pre-acquisition Contingencies of Purchased Enterprises". All business combinations in the scope of SFAS 141 are to be accounted for under the purchase method. SFAS 141 is effective July 1, 2001. The adoption of SFAS 141 will not have an impact on the Company's financial position, results of operations or cash flows.

In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition. SFAS 142 also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. With the adoption of SFAS 142, goodwill is no longer subject to amortization. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value-based test. The impairment loss is the amount, if any, by which the implied fair value of goodwill is less than the carrying or book value. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Impairment loss for goodwill arising from the initial application of SFAS 142 is to be reported as resulting from a change in accounting principle. The Company is currently assessing the impact of adopting SFAS 142, but does not believe the impact will be material to its financial position, results of operations or cash flows in the year of adoption.

(5)      SUBSEQUENT EVENTS

On July 3, 2001, a 60% equity interest in the Company was purchased by Steiner Leisure Limited ("Steiner"). Steiner paid $29.4 million in cash, $7.0 million in subordinated debt, $10.6 million in common shares and assumed $4.1 million of subordinated indebtedness. The Company has guaranteed certain income levels for an eighteen month period to Steiner. If the income levels are not achieved, then amounts owned on the subordinated debt are reduced on a pro rata basis.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

Description                                                                                         Page
-----------                                                                                         -----
Report of Independent Auditors as of December 31, 2000 and 1999 for each of the three years in the period ended December 31, 2000 and from August 6, 1998 (inception) to
December 31, 1998                                                                                    23

Consolidated Balance Sheets as of December 31, 1999 and 2000                                         24

Consolidated Statements of Profit and Loss for the years ended December 31, 2000, 1999
and from August 6, 1998 (inception) to December 31, 1998                                             25

Consolidated Statements of Shareholders' Equity for the years ended December 31, 2000,
1999 and from August 6, 1998 (inception) to December 31, 1998                                        26

Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and
from August 6, 1998 (inception) to December 31, 1998                                                 27

Notes to Unaudited Consolidated Financial Statements                                                 29

                         REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
MANDARA SPA ASIA LIMITED
(FORMERLY SPA PARTNERS ASIA LIMITED) AND ITS SUBSIDIARIES

We have audited, in accordance with auditing standards established by the Indonesian Institute of Accountants, the consolidated balance sheets of MANDARA SPA ASIA LIMITED (FORMERLY SPA PARTNERS ASIA LIMITED) (the Company) and its Subsidiaries as of December 31, 2000 and 1999, and the consolidated statements of profit and loss, changes in equity and cash flows for the period from August 6, 1998 (inception) to December 31, 1998 and the years ending
December 31, 2000 and 1999 and have issued our reports thereon dated
February 24, 2001 and July 23, 2000.

As you requested, the aforementioned financial statements have been represented to conform with Form 10-K of Steiner Leisure Limited and are in conformity with generally accepted accounting principles applied in the United States of America.




                                     DRS. RONNY WIJATA DHARMA
                                       LICENSE NO.98.1.0141

August 24, 2001

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS AT DECEMBER 31, 1999 AND 2000

                                                                                 NOTES             1999                 2000
                                                                                 -----           --------            ----------
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents                                                          2b              87,304               813,475
Accounts receivable                                                                               109,263               695,429
Inventories                                                                        2c                  --                74,047
Other current assets                                                                                   --                30,888
                                                                                                 --------            ----------
    Total current assets                                                                          196,567             1,613,839
                                                                                                 ========            ==========
Investment                                                                          3                  --               130,077
                                                                                                 --------            ----------
Fixed assets, net of accumulated depreciation                                       4               5,320               118,691
                                                                                                 --------            ----------
Goodwill, net of accumulated amortization                                          2f                  --               326,489
                                                                                                 --------            ----------

OTHER ASSETS:
Deferred charges, net of accumulated depreciation                                                  12,513                    --
                                                                                                 --------            ----------
    Total other assets                                                                             12,513                    --
                                                                                                 --------            ----------
    Total assets                                                                                  214,400             2,189,096
                                                                                                 --------            ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                                                  102,218               116,579
Due to related parties                                                                             14,980                 2,789
Taxes payable                                                                       6                  --               398,163
Accrued expenses                                                                    5               3,118               215,094
                                                                                                 --------            ----------
    Total current liabilities                                                                     120,316               732,625

SHAREHOLDERS' EQUITY:
Common shares, $1 par value; 50,000 shares authorized,
  100 shares issued in 1999 and 10,000 shares issued in 2000                        7                 100                10,000
Translation adjustment                                                                                 --               614,441
Retained earnings                                                                                  93,984               832,030
                                                                                                 --------            ----------
    Total shareholders' equity                                                                     94,084             1,456,471
                                                                                                 --------            ----------
    Total liabilities and shareholders' equity                                                    214,400             2,189,096
                                                                                                 --------            ----------

       The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF PROFIT AND LOSS
           FOR THE PERIOD FROM AUGUST 6, 1998 TO DECEMBER 31, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000

                                                                                   1998                 1999               2000
                                                                                  -------            ----------         ----------
REVENUES:
Services                                                                          318,006               968,462          4,665,537
Products                                                                           13,810                52,077            502,746
                                                                                  -------            ----------         ----------
    Total revenues                                                                331,816             1,020,539          5,168,283
                                                                                  -------            ----------         ----------

COST OF REVENUES:
Cost of services                                                                  170,843               499,304          2,874,007
Cost of products                                                                    5,798                11,484            104,989
                                                                                  -------            ----------         ----------
    Total cost of revenues                                                        176,641               510,788          2,978,996
                                                                                  -------            ----------         ----------
    Gross profit                                                                  155,175               509,751          2,189,287
                                                                                  -------            ----------         ----------

OPERATING EXPENSES:
Administrative                                                                     75,958               111,284            743,559
Salary and payroll taxes                                                           62,674               177,952            701,038
Amortization of goodwill                                                               --                    --              9,622
                                                                                  -------            ----------         ----------
    Total operating expenses                                                      138,632               289,236          1,454,219
                                                                                  -------            ----------         ----------
    Operating profit                                                               16,543               220,515            735,068
                                                                                  -------            ----------         ----------

OTHER INCOME (EXPENSE):
Interest income                                                                        --                    --              7,931
Interest expense                                                                       --                    --             (6,017)
Income from transfer of shareholders' assets (Note 3)                                  --                    --            263,703
Management fee income                                                                  --                    --             20,000
Share of net profits of associated company                                             --                    --             12,289
Pre-acquisition profit of subsidiary                                                   --                    --             (5,814)
Others                                                                                 --                (7,836)            29,670
                                                                                  -------            ----------         ----------
    Total other income (expense)                                                       --                (7,836)           321,762
    Profit before corporate income taxes                                           16,543               212,679          1,056,830
Corporate income tax                                                               16,823                42,808            184,491
                                                                                  -------            ----------         ----------
Net (loss)/profit                                                                    (280)              169,871            872,339
                                                                                  =======            ==========         ==========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
   THE PERIOD FROM AUGUST 6, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000

                                                  NUMBER                        ACCUMULATED
                                                    OF             ADDITIONAL       OTHER
                                                  COMMON   COMMON   PAID-IN     COMPREHENSIVE    RETAINED
                                                  SHARES   SHARES   CAPITAL     INCOME (LOSS)    EARNINGS         TOTAL
                                                  ------   ------  ----------   -------------   ---------       ----------
BALANCE, AUGUST 6, 1998 (INCEPTION)                   --     --         --             --              --             --
Net loss                                                                                             (280)          (280)

                                                  ------   ----     ------       --------       ---------     ----------
BALANCE, DECEMBER 31, 1998                            --     --         --             --            (280)          (280)

Net income                                                                                        169,871        169,871
Issuance of common shares in connection
  with acquisition                                   100    100                                                      100
Dividends                                                                                         (75,607)       (75,607)
                                                  ------   ----     ------       --------       ---------     ----------
BALANCE, DECEMBER 31, 1999                           100    100         --             --          93,984         94,084

Net income                                                                                        872,339        872,339
Foreign currency translation adjustment                                           614,441                        614,441
Issuance of common shares in connection
  with additional paid in capital                  9,900             9,900                                         9,900
Dividends                                                                                        (134,293)      (134,293)
                                                  ------   ----     ------       --------       ---------     ----------
BALANCE, DECEMBER 31, 2000                        10,000    100      9,900        614,441         832,030      1,456,471
                                                  ======   ====     ======       ========       =========     ==========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE PERIOD FROM AUGUST 6, 1998
                            TO DECEMBER 31, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000

                                                                                 1998               1999                2000
                                                                                -------           --------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/profit                                                                  (280)           169,871              872,339
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                                                     --              3,355               44,445
   Provision for tax administration costs                                            --                 --               59,233
   Provision for gratuity                                                            --                 --                8,058
   Share of profit of associated company                                             --                 --              (12,289)
   Income from transfer of Shareholders' assets (Note 3)                             --                 --             (263,703)
   Foreign currency translation adjustment                                           --                 --               79,942
(Increase) decrease in:
   Accounts receivable                                                          (11,937)           (90,979)             198,194
   Inventories                                                                       --                 --               28,775
   Other current assets                                                              --             (6,347)              49,446
Increase (decrease) in:
   Accounts payable                                                              18,982             83,236             (258,736)
   Due to related parties                                                            --                 --              (16,061)
   Taxes payable                                                                     --                 --              197,720
   Accrued expenses                                                                 617              2,501               79,244
                                                                                -------           --------           ----------
Net cash provided by operating activities                                         7,382            161,637            1,066,607
                                                                                -------           --------           ----------

CASH FLOWS FROM INVESTING
ACTIVITIES:

Capital expenditures                                                             (3,360)           (17,828)             (34,888)
Acquisitions, net of cash acquired                                                   --                 --               46,293
                                                                                -------           --------           ----------
  Net cash (used in) provided by investing activities                            (3,360)           (17,828)              11,405
                                                                                -------           --------           ----------

                                   (Continued)

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE PERIOD FROM AUGUST 6, 1998
                            TO DECEMBER 31, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
                                   (CONTINUED)

                                                                                 1998               1999               2000
                                                                                -------           -------            ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Payments of dividends                                                                --           (75,607)            (134,293)
Repayment of loan                                                                    --                --             (227,448)
New paid up capital                                                                  --                --                9,900
Loan from shareholders                                                           15,080                --                   --
                                                                                -------           -------            ---------
Net cash provided by (used in) financing activities                              15,080           (75,607)            (351,841)
                                                                                -------           -------            ---------
NET INCREASE IN CASH
  AND CASH EQUIVALENTS                                                           19,102            68,202              726,171
CASH AND CASH EQUIVALENTS,
  Beginning of year                                                                  --            19,102               87,304
                                                                                -------           -------            ---------
CASH AND CASH EQUIVALENTS,
  end of year                                                                    19,102            87,304              813,475
                                                                                =======           =======            =========
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
Cash paid during the year for:
    Interest                                                                         --                --               (6,017)
                                                                                =======           =======            =========

    Income taxes                                                                (16,823)          (42,808)             (89,772)
                                                                                =======           =======            =========

         The Company acquired the assets and assumed certain liabilities of certain businesses as follows:

Fair value of assets acquired                                                        --                --              990,329
Total liabilities assumed                                                            --                --             (770,298)
Translation adjustments                                                              --                --             (556,142)
Goodwill                                                                             --                --              336,112
                                                                                -------          --------            ---------
Net cash paid                                                                        --                --                    1
                                                                                =======          ========            =========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 2000

(1)      ORGANIZATION:


         Mandara Spa Asia Limited (formerly Spa Partners Asia Limited) (the "Company") was established by Certificate of Incorporation No. 289593 dated August 6, 1998 in the territory of the British Virgin Islands under the International Business Companies Act (CAP.291).

         On August 16, 2000, the Company changed its name to Mandara Spa Asia Limited. The change has been certificated in the territory of the British Virgin Islands under the International Business Companies Act (CAP.291).

         The Company and its subsidiaries' principal office is in Bali, Indonesia. The Company has 19 employees as at December 31, 2000. During 2000 and 1999, the Company rendered spa services to the Teluk Datai Resort Sdn. Bhd. under the Spa Technical Services Agreement.

         The Company's ownership in its subsidiaries as of December 31, 1999 and 2000 is as follows:

                                                                                         1999               2000
                                                                                         ----               ----
         Mandara Spa (Malaysia) Sdn. Bhd.                                                 100%              100%
         Spa Partners (South Asia) Ltd. (acquired on January 1, 2000)                      --               100%
         PT Mandara Spa Indonesia (acquired on March 31, 2000)                             --               100%
         Spa Services Asia Ltd. - shares held in trust by Reserve Cash Ltd.                --               100%
                  (acquired on January 1, 2000)

         Mandara Spa (Malaysia) Sdn. Bhd. ("MSM") was established per the Certificate of Incorporation on February 2, 1999 under the Laws of Malaysia (Companies Act. 1965). MSM's business and head office are in Malaysia.

         PT Mandara Spa Indonesia (formerly PT Indospanusa Pratama) ("MSI") is a limited liability company established in Indonesia by virtue of Notary Deed No. 72 dated May 23, 1995 of R. Arie Soetardjo, SH. MSI's business and head office are in Bali (Indonesia).

         Spa Partners (South Asia) Limited ("SPSAL") is established through Certificate of Incorporation No. 354495 dated November 29, 1999 in the territory of the British Virgin Islands under the International Business Companies Act (CAP.291). SPSAL's business is in the Maldives and has its head office in Bali (Indonesia).

         Spa Services Asia Limited ("SSAL") is established through Certificate of Incorporation No. 311866 dated February 10, 1999 in the territory of the British Virgin Islands under the International Business Companies Act (CAP.291). SSAL provides technical assistance to PT Mandara Spa Indonesia and Mandara Spa Malaysia Sdn. Bhd. under a technical assistance agreement.

         Mandara Spa (Thailand) Ltd. - associate only (49% ownership as at December 31, 2000): Mandara Spa (Thailand) Ltd. ("MST") was incorporated as a limited liability company under the laws of Thailand on January 20, 1999. MST operates in Thailand and its principal activity is healthcare service centers.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(A)      PRINCIPLES OF CONSOLIDATION --

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.


(B)      CASH AND CASH EQUIVALENTS --

         For the purposes of the Cash Flow Statements, cash and cash equivalents consist of cash on hand and at banks, and short term deposits with maturity of not more than three months.

(C)      INVENTORIES --

         Inventories, consisting principally of beauty products, are stated at the lower of cost (first-in, first-out) or market. Manufactured finished goods include the cost of raw material, labor and overhead. Inventories consist of the following:

                                                            DECEMBER 31,
                                                      ------------------------
                                                      1999               2000
                                                      ----              ------
Finished goods                                         --               46,871
Raw materials                                          --               27,176
                                                      ----              ------
                                                       --               74,047
                                                      ====              ======

(D)      PROPERTY AND EQUIPMENT --

         Fixed assets are stated at cost less accumulated depreciation. Fixed assets are depreciated using the declining balance method based on the estimated useful lives of the assets applying the following rates:

                                                                     RATES
                                                                     -----
         Furniture and fixtures                                      50%
         Office equipment                                            25%
         Transportation equipment                                    25%

Leasehold improvements are amortized on a straight-line basis over the shorter of the terms of the respective leases or the estimated useful lives of the respective assets.

(E)      REVENUE RECOGNITION --

         Revenue is recognized when services are rendered or goods are delivered to customers.

(F)      GOODWILL --

         Goodwill represents the excess of cost over the fair market value of identifiable net assets acquired totaling US$336,112. Goodwill is amortized on a straight-line basis over its estimated useful life of 20 years. The Company continually evaluates intangible assets and other long-lived assets for impairment whenever circumstances indicate that carrying amounts may not be recoverable. When factors indicate that long-lived assets, including goodwill, may be impaired, the Company recognizes an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. Accumulated amortization related to goodwill was approximately $9,623 in 2000.

(G)      INVESTMENT --

         Investments in associated companies are accounted for under the equity method of accounting. An associated company is one in which the Company holds, directly or indirectly, a minimum of 20% but no more than 50% of the voting power of the Company, or where the Company exercises significant influence but no control over the company.

(H)      INCOME TAXES --

         The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws. SFAS No. 109 permits the recognition of deferred tax assets. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period.

(I)      TRANSLATION OF FOREIGN CURRENCIES --

         Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect at the balance sheet date; equity and other items at historical rates; income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected in the accumulated other comprehensive income section of the consolidated balance sheets. Foreign currency gains and losses resulting from transactions, including intercompany transactions, are included in results of operations. All of the Company's income is generated outside of the United States.

(J)      USE OF ESTIMATES --

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)      INVESTMENT:

         This account represents investment in Mandara Spa (Thailand) Ltd. comprising of:

                                                                   DECEMBER 31,
                                                                ------------------
                                                                1999         2000
                                                                ----       -------
Cost of acquisition (Baht4,900,000)                              --        117,788
Current year of profit (Baht528,782)                             --         12,289
                                                                ----       -------
                                                                 --        130,077
                                                                ====       =======

On April 24, 2000, the Company signed share transfer documents with each of Pacific Century Capital Ltd (PCC) and Sierra Pacific Investments LLC (SPI). Under these documents, PCC and SPI transferred to the Company 12,250 shares and 36,750 shares, respectively, in the register of shareholders of Mandara Spa (Thailand) Ltd. at a total par value of Baht 4,900,000 or equivalent to US$117,788.

In addition to this restructuring, PCC and SPI have transferred their loans due from Mandara Spa (Thailand) Ltd. amounting to Baht 1,388,379.64 (equivalent US$35,165) and Baht 4,165,138.91 (equivalent US$110,750), respectively, to the Company based on general assignment letters which were signed on April 27, 2000.

The Company has recognised the above transfer of shareholders' assets in Mandara Spa (Thailand) Ltd. in 2000 as other income totaling US$263,703.


(4)      PROPERTY AND EQUIPMENT:

Property and equipment consist of the following:

                                                                                            DECEMBER 31,
                                                            USEFUL LIFE              --------------------------
                                                             IN YEARS                 1999               2000
                                                            -----------              -------           --------
Furniture and fixtures                                           4                     1,948             28,914
Office equipment                                                 8                     5,740             94,519
Transportation equipment                                         8                        --             76,266
                                                                                     -------           --------
                                                                                       7,688            199,699
Less: Accumulated depreciation and amortization                                      (2,386)           (81,008)
                                                                                     -------           --------
                                                                                       5,302            118,691
                                                                                     =======           ========

(5)      ACCRUED EXPENSES:

         Accrued expenses consist of the following:

                                                                                     DECEMBER 31,
                                                                             -----------------------------
                                                                             1999                   2000
                                                                             -----                 -------
Provision for tax administration costs                                          --                  59,233
Bonuses                                                                         --                  73,158
Professional fees                                                               --                  23,000
EPF & Sacso                                                                     --                  11,803
Service charge                                                                  --                  17,987
Service charge retained for employees                                           --                  16,449
Provision for gratuity                                                          --                   8,058
Others                                                                       3,118                   5,406
                                                                             -----                 -------
                                                                             3,118                 215,094
                                                                             =====                 =======

(6)      TAXATION:

         Taxes payable represents amount due to Indonesian tax authorities in respect to the following:

                                                                                     DECEMBER 31,
                                                                             -----------------------------
                                                                             1999                   2000
                                                                             -----                 -------
Value added tax                                                                 --                 110,431
Withholding employee income tax (Article 21)                                    --                  46,677
Withholding on shore income tax (Article 23)                                    --                   2,437
Withholding off shore income tax (Article 26)                                   --                 145,884
Corporate income tax                                                            --                  78,219
Other                                                                           --                  14,515
                                                                             -----                 -------
                                                                                --                 398,163
                                                                             =====                 =======

         The Company was incorporated in the territory of the British Virgin Islands under the International Business Companies Act (CAP.291). Accordingly, under the BVI tax rules, the Company is statutorily exempt from BVI taxes. The provision for income tax represents final withholding income tax on net income received by subsidiary companies from spa services at the rate of 10%.

(7)      SHAREHOLDERS' EQUITY:

         In accordance with the Company's Memorandum and Articles of Association, the authorised capital is US$50,000 which is made up of one class and one series of shares divided into 50,000 shares of US$1 par value. The composition of the issued and fully paid shares and their respective ownership per December 31 are as follows:

                                                        NUMBER OF                   PERCENTAGE
                                                      SHARES ISSUED                     OF                           AMOUNT
                                                     AND FULLY PAID                 OWNERSHIP                         USD
                                                  --------------------         ----------------------          -----------------
     SHAREHOLDERS                                  2000           1999          2000            1999            2000        1999
     ------------                                 ------          ----         ------          ------          ------       ----
Shiseido Corporation Limited                       4,000           --           40.00              --           4,000         --
Sierra Pacific Investment LLC                      3,742           75           37.42           75.00           3,742         75
Pacific Century Capital Limited                    1,762           25           17.62           25.00           1,762         25
Jeffrey R.W. Mathews                                 290           --            2.90              --             290         --
Okie R. Lukita                                       103           --            1.03              --             103         --
Franky Tjahyadikarta                                 103           --            1.03              --             103         --
                                                  ------          ---          ------          ------          ------        ---
                                                  10,000          100          100.00          100.00          10,000        100
                                                  ======          ===          ======          ======          ======        ===

         At the Annual General Shareholders Meeting on January 14, 2000, the shareholders approved payment of dividend as sum of US$134,293.

(8)      SPA TECHNICAL SERVICES AGREEMENT:

         The Company entered into the Spa Technical Services Agreement with Teluk Datai Resorts Sdn. Bhd., a Malaysian company (the Resort) on February 27, 1997. Under this agreement, the Company should provide spa technical expertise, the trade name license, and supervise the operations of a spa center in the Resort. The Company is entitled to receive a technical services fee. The technical services fee reflects net spa revenues after the share retained by the Resort this reimbursable expenses. Until the Resort has fully recovered its capital investment in developing the spa center, will be entitled to 50% of the gross revenues generated from spa services. Subsequently, the Resort will be entitled to 40% of the gross spa revenues. The Resort will deduct 10% withholding tax in connection with payment of the technical services fees.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES

                     UNAUDITED INTERIM FINANCIAL STATEMENTS

                                      INDEX


Description                                                                 Page
-----------                                                                 ----

Consolidated Balance Sheets as of December 31, 2000
and June 30, 2001                                                            35

Consolidated Statements of Operations for the six months
ended June 30, 2000 and 2001                                                 36

Consolidated Statements of Cash Flows for the six months
ended June 30, 2000 and 2001                                                 37

Notes to Unaudited Consolidated Financial Statements                         38

                    MANDARA SPA ASIA LIMITED AND SUDSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                            DECEMBER 31,           JUNE 30,
                                                               2000                  2001
                                                            -----------           ----------
                  ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                   $  813,475            $1,061,860
Accounts receivable, net                                       695,429               462,424
Inventories                                                     74,047                57,417
Other current assets                                            30,889                96,309
                                                            ----------            ----------
      Total current assets                                   1,613,840             1,678,010
                                                            ----------            ----------
PROPERTY AND EQUIPMENT, net                                    118,691               153,153
                                                            ----------            ----------
OTHER ASSETS                                                   456,565               532,164
                                                            ----------            ----------
      Total assets                                          $2,189,096            $2,363,327
                                                            ==========            ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                            $  116,579            $   45,352
Accrued expenses                                               215,094               422,315
Income taxes payable                                           398,163               448,154
Other current liabilities                                        2,789                42,828
                                                            ----------            ----------
      Total current liabilities                                732,625               958,649
                                                            ----------            ----------
SHAREHOLDERS' EQUITY:
Common shares, $1 par value; 50,000 shares
   authorized, 10,000 issued in 2000 and 2001                   10,000                10,000
Translation adjustment                                         614,441               214,208
Retained Earnings                                              832,030             1,180,470
                                                            ----------            ----------
      Total shareholders' equity                             1,456,471             1,404,678
                                                            ----------            ----------
      Total liabilities and shareholders' equity            $2,189,096            $2,363,327
                                                            ==========            ==========

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                        STATEMENTS OF OPERATIONS FOR THE
                            SIX MONTHS ENDED JUNE 30,


                                             2000                  2001
                                          ----------            ----------

REVENUES:
Services                                  $1,822,186            $2,555,964
Products                                     150,055               221,581
                                          ----------            ----------
      Total revenues                       1,972,241             2,777,545
                                          ----------            ----------

COST OF SALES:
Cost of services                           1,217,823             1,546,677
Cost of products                              82,714               150,451
                                          ----------            ----------
      Total cost of sales                  1,300,537             1,697,128
                                          ----------            ----------

Gross profit                                 671,704             1,080,417
                                          ----------            ----------

OPERATING EXPENSES:
Administrative                               174,558               332,704
Salary and payroll taxes                     262,318               338,997
                                          ----------            ----------
      Total operating expenses               436,876               671,701
                                          ----------            ----------

Income from operations                       234,828               408,716

OTHER INCOME (EXPENSE)                       114,507                77,850
                                          ----------            ----------
Income before provision for
income  taxes                                349,335               486,566

PROVISION FOR INCOME TAXES                    58,664               138,126
                                          ----------            ----------

Net income                                $  290,671            $  348,440
                                          ==========            ==========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30,


                                                           2000                  2001
                                                        ---------             -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                              $ 290,671             $   348,440
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization                              18,050                  15,427
(Increase)/decrease in:
A/R                                                      (235,179)                233,005
Inventory                                                (103,291)                 16,630
Other Current Assets                                      (48,946)                (65,420)
Other Assets                                             (104,209)                (75,599)
Increase/(decrease) in:
Accounts Payable                                          (56,090)                (71,227)
Accrued Expenses                                           68,764                 207,221
Income Taxes Payable                                      184,665                  49,991
Other Current Liabilities                                      97                  40,039
                                                        ---------             -----------
   Net cash provided by operating activities               14,532                 698,507
                                                        ---------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures                                     (173,101)                (49,889)
                                                        ---------             -----------
  Net cash used by investing activities                  (173,101)                (49,889)
                                                        ---------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions                                            (134,293)                     --
                                                        ---------             -----------
  Net cash used by financing activities                  (134,293)                     --
                                                        ---------             -----------

EFFECT OF EXCHANGE RATE CHANGES
   ON CASH                                                356,575                (400,233)
                                                        ---------             -----------

INCREASE IN CASH AND CASH EQUIVALENTS                      63,713                 248,385

CASH AND CASH EQUIVALENTS,
Beginnig of period                                         87,304                 813,475
                                                        ---------             -----------
CASH AND CASH EQUIVALENTS,
End of period                                           $ 151,017             $ 1,061,860
                                                        =========             ===========

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
Cash Paid during the period for:
   Interest                                             $      --             $        --
                                                        =========             ===========

   Income taxes                                         $  16,726             $    47,011
                                                        =========             ===========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MANDARA SPA ASIA LIMITED AND SUBSIDIARIES
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

(1)      ORGANIZATION AND NATURE OF BUSINESS

Mandara Spa Asia Limited (formerly Spa Partners Asia Limited) was established in the territory of the British Virgin Islands ("BVI") on August 6, 1998 under the International Business Companies Act ("IBC"). Mandara Spa Asia Limited has four wholly owned subsidiaries, Spa Services Asia Ltd., Mandara Spa Malaysia Sdn. Bhd., Spa Partners Limited (South Asia) and Mandara Spa Indonesia, PT, collectively "the Company". Mandara Spa Maldives Pvt. Ltd. is a wholly owned subsidiary of Spa Partners South Asia Limited. The Company has a 49% interest in Mandara Spa Thailand Ltd. The Company operates spa concession facilities at resort hotel properties in the Malaysia, Thailand, Indonesia and Maldives.

(2)      INTERIM FINANCIALS

The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the Company's December 31, 2000 and 1999 consolidated financial statements and the notes thereto.

In the opinion of management, the accompanying unaudited interim consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of its operations and cash flows for the six month periods ended June 30, 2001 and 2000. The results of operations and cash flows for the six month period ended June 30, 2001 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 2001.

(3)      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

(4)      NEW ACCOUNTING PRONOUNCEMENTS

On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133, as amended by SFAS 138, requires the recognition of all derivatives on the balance sheet as either assets or liabilities measured at fair value. Derivatives that do not qualify for hedge accounting must be adjusted to fair value through income. Adoption of SFAS 133 did not have a material impact on the consolidated financial statements, as no derivative contracts have been entered into.

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations". SFAS 141 addresses financial accounting and reporting for business combinations and supercedes APB No. 16, "Business Combinations" and SFAS 38 "Accounting for Pre-acquisition Contingencies of Purchased Enterprises". All business combinations in the scope of SFAS 141 are to be accounted for under the purchase method. SFAS 141 is effective July 1, 2001. The adoption of SFAS 141 will not have an impact on the Company's financial position, results of operations or cash flows.

In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition. SFAS 142 also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. With the adoption of SFAS 142, goodwill is no longer subject to amortization. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value-based test. The impairment loss is the amount, if any, by which the implied fair value of goodwill is less than the carrying or book value. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Impairment loss for goodwill arising from the initial application of SFAS 142 is to be reported as resulting from a change in accounting principle. The Company is currently assessing the impact of adopting SFAS 142, but does not believe the impact will be material to its financial position, results of operations or cash flows in the year of adoption.

(5)      TRANSLATION OF FOREIGN CURRENCIES

The Company maintains its accounting records in US Dollars. Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect at the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. Foreign currency gains and losses resulting from transactions, including intercompany transactions, are included in the interim consolidated statements of operations. The majority of the Company's income is generated outside of the United States.

(6)      SUBSEQUENT EVENTS

On July 3, 2001, a 60% equity interest in the Company was purchased by Steiner Leisure Limited ("Steiner"). Steiner paid $29.4 million in cash, $7.0 million in subordinated debt, $10.6 million in common shares and assumed $4.1 million of subordinated indebtedness. The Company has guaranteed certain income levels for an eighteen month period to Steiner. If the income levels are not achieved, then amounts owned on the subordinated debt are reduced on a pro rata basis.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX


Description                                                                                    Page
-----------                                                                                    ----
Introduction to Pro Forma Consolidated Financial Statements                                     41

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001                              42

Unaudited Pro Forma Consolidated Statement of Operations for the year ended
December 31, 2000 and January 31, 2001                                                          43

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended
June 30, 2001                                                                                   44

Notes to Unaudited Pro Forma Consolidated Financial Statements                                  45

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
      INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


On July 3, 2001, Steiner Leisure Limited (the "Company") purchased a 60% equity interest in each of Mandara Spa LLC and Mandara Spa Asia Limited (collectively referred to as "Mandara Spa"). Mandara Spa operates spas in more than 50 locations worldwide, principally in Asia and the Pacific, the United States and the Caribbean. Mandara Spa also provides spa services for Silversea Cruises, Norwegian Cruise Line and Orient Lines.

The Company paid $29.4 million in cash, $7.0 million in subordinated debt, $10.6 million in common shares and assumed $4.1 million of subordinated indebtedness. The seller parties have guaranteed certain income levels for an eighteen month period. If the income levels are not achieved, then amounts owed on the subordinated debt are reduced on a pro rata basis. As the subordinated debt is considered contingent consideration it has not been reflected in the pro forma consolidated financial statements herein. The transaction was financed with working capital and a term loan and was accounted for under the provisions of SFAS No. 141 and No. 142.

The following tables set forth certain unaudited pro forma combined financial information for the Company after giving effect to the merger with Mandara Spa as if it had been consummated, with respect to statement of operations data, at the beginning of the period, or with respect to the balance sheet data, as of the date presented. Mandara Spa LLC had a yearend of January 31. The unaudited pro forma statement of operations for the twelve months ended combines the year ended December 31, 2000 of the Company with the year ended January 31, 2001 of Mandara Spa. The unaudited pro forma statement of operations for the six months ended combines the six month periods ended June 30, 2001 of both the Company and Mandara Spa, which results in one month of overlap between the periods. The tables reflect the merger being accounted for as a purchase. The Company's historical and quarterly financial information included herein has been derived from its respective historical and quarterly financial statements. The pro forma combined financial information has been prepared for comparative purposes only and does not purport to indicate what necessarily would have occurred had the entities merged at the beginning of the periods presented, or what may be in the future.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001

                                                                                                                  Pro Forma as
                                        Steiner                                                                   Adjusted for
                                        Leisure                                               Acquisition         the Business
                                        Limited         Mandara LLC      Mandara Asia         Adjustments           Acquired
                                     -------------      ------------     ------------        -------------        -------------
CURRENT ASSETS:
Cash and cash equivalents            $  24,927,000      $  1,839,000     $  1,062,000        $   5,000,000 (e)    $  25,150,000
                                                                                                (7,678,000)(c)
Marketable securities                    1,356,000                --               --                   --            1,356,000
Accounts receivable                      5,677,000         1,991,000          462,000                   --            8,130,000
Accounts receivable - students, net      5,716,000                --               --                   --            5,716,000
Inventories                             11,126,000           536,000           57,000                   --           11,719,000
Other current assets                     3,036,000           696,000           96,000                   --            3,828,000
                                     -------------      ------------     ------------        -------------        -------------
Total current assets                    51,838,000         5,062,000        1,677,000          (2,678,000)           55,899,000
                                     -------------      ------------     ------------        -------------        -------------
PROPERTY AND EQUIPMENT, net             11,405,000        16,547,000          153,000                   --           28,105,000
                                     -------------      ------------     ------------        -------------        -------------
GOODWILL, net                           13,617,000                --               --           25,380,000 (a)       38,997,000
                                     -------------      ------------     ------------        -------------        -------------
OTHER ASSETS:
Trademarks and product
formulations, net                          184,000                --               --                   --              184,000
License rights, net                        700,000                --               --                   --              700,000
Advances and deposits related to
acquisitions                            15,174,000                --               --           (5,000,000)(e)       10,174,000
Other                                    2,332,000           203,000          532,000            4,200,000 (a)        8,136,000
                                                                                                   869,000 (g)
                                     -------------      ------------     ------------        -------------        -------------
Total other assets                      18,390,000           203,000          532,000               69,000           19,194,000
                                     -------------      ------------     ------------        -------------        -------------
Total assets                         $  95,250,000      $ 21,812,000     $  2,362,000        $  22,771,000        $ 142,195,000
                                     =============      ============     ============        =============        =============

CURRENT LIABILITIES:
Accounts payable                     $   2,796,000      $  1,988,000     $     45,000        $          --        $   4,829,000

Accrued expenses                         9,186,000         1,040,000          422,000            1,200,000 (a)       12,717,000
                                                                                                   869,000 (g)
Current portion of deferred
tuition revenue                          5,925,000                --               --                   --            5,925,000
Current portion of note payable                 --            12,000               --                   --               12,000
Income taxes payable                     1,115,000                --          448,000                   --            1,563,000
Other current liabilities                       --                --           43,000                   --               43,000
                                     -------------      ------------     ------------        -------------        -------------
Total current liabilities               19,022,000         3,040,000          958,000            2,069,000           25,089,000
                                     -------------      ------------     ------------        -------------        -------------
LONG TERM DEFERRED TUITION REVENUE          86,000                --               --                   --               86,000
                                     -------------      ------------     ------------        -------------        -------------
MINORITY INTEREST                           29,000                --               --            4,165,000 (b)        4,194,000
                                     -------------      ------------     ------------        -------------        -------------
LONG TERM DEBT                                  --           120,000               --           21,722,000 (c)       21,842,000
                                     -------------      ------------     ------------        -------------        -------------
NOTES PAYABLE RELATED PARTIES                   --        10,250,000               --           (6,150,000)(a)        4,100,000
                                     -------------      ------------     ------------        -------------        -------------
SHAREHOLDERS' EQUITY:
Common shares                              166,000                --           10,000              (10,000)(d)          171,000
                                                                                                     5,000 (f)
Additional paid-in capital              13,457,000                --               --           10,552,000 (f)       24,009,000
Translation adjustment                          --                 -          214,000                   --              214,000
Accumulated other comprehensive loss      (872,000)               --               --                   --             (872,000)
Retained earnings                       92,733,000         8,402,000        1,180,000           (9,582,000)(d)       92,733,000
Treasury shares                        (29,371,000)               --               --                   --          (29,371,000)
                                     -------------      ------------     ------------        -------------        -------------
Total shareholders' equity              76,113,000         8,402,000        1,404,000              965,000           86,884,000
                                     -------------      ------------     ------------        -------------        -------------
Total liabilities and
shareholders' equity                 $  95,250,000      $ 21,812,000     $  2,362,000        $  22,771,000        $ 142,195,000
                                     =============      ============     ============        =============        =============

        The accompanying notes are an integral part of these consolidated financial statements.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 AND JANUARY 31, 2001


                                             Steiner                                                            Pro Forma as
                                             Leisure                                                            Adjusted for
                                             Limited        Mandara LLC       Mandara ASIA    Acquisition       the Business
                                            12/31/00         01/31/01           12/31/00      Adjustments         Acquired
                                          -------------    ------------       ------------   ------------      -------------
REVENUES:
Services                                  $ 102,334,000    $ 11,376,000       $ 4,666,000              --      $ 118,376,000
Products                                     59,482,000       1,301,000           503,000              --         61,286,000
                                          -------------    ------------       -----------    ------------      -------------
Total revenues                              161,816,000      12,677,000         5,169,000              --        179,662,000
                                          -------------    ------------       -----------    ------------      -------------

COST OF SALES:
Cost of services                             77,349,000      10,233,000         2,874,000              --         90,456,000
Cost of products                             44,071,000         941,000           105,000              --         45,117,000
                                          -------------    ------------       -----------    ------------      -------------
Total cost of sales                         121,420,000      11,174,000         2,979,000              --        135,573,000
                                          -------------    ------------       -----------    ------------      -------------

Gross profit                                 40,396,000       1,503,000         2,190,000              --         44,089,000
                                          -------------    ------------       -----------    ------------      -------------

OPERATING EXPENSES:
Administrative                                8,365,000       1,398,000           744,000         321,000 (h)     10,828,000
Salary and payroll taxes                      7,990,000       1,186,000           701,000              --          9,877,000
Goodwill amortization                           651,000              --            10,000              --            661,000
                                          -------------    ------------       -----------    ------------      -------------
Total operating expenses                     17,006,000       2,584,000         1,455,000         321,000         21,366,000
                                          -------------    ------------       -----------    ------------      -------------

Income from operations                       23,390,000      (1,081,000)          735,000        (321,000)        22,723,000
                                          -------------    ------------       -----------    ------------      -------------
OTHER INCOME (EXPENSE):
Interest income                               1,667,000              --             8,000              --          1,675,000
Interest expense                                 (2,000)       (437,000)           (6,000)     (1,869,000)(j)     (1,926,000)
                                                                                                  388,000 (l)
Other                                                --              --           320,000              --            320,000
                                          -------------    ------------       -----------    ------------      -------------
Total other income (expense)                  1,665,000        (437,000)          322,000      (1,481,000)            69,000
                                          -------------    ------------       -----------    ------------      -------------

Income before provision for income taxes
and minority interest                        25,055,000      (1,518,000)        1,057,000      (1,802,000)        22,792,000

PROVISION FOR INCOME TAXES                    1,289,000              --           184,000              --          1,473,000
                                          -------------    ------------       -----------    ------------      -------------

Income before minority interest              23,766,000      (1,518,000)          873,000      (1,802,000)        21,319,000
MINORITY INTEREST                               (20,000)             --                --         258,000 (i)        238,000
                                          -------------    ------------       -----------    ------------      -------------

Net Income                                $  23,746,000    $ (1,518,000)      $   873,000    $ (1,544,000)     $  21,557,000
                                          =============    ============       ===========    ============      =============

Earning Per Common Share:
Basic                                     $        1.55                                                        $        1.36
                                          =============                                                        =============
Diluted                                   $        1.50                                                        $        1.32
                                          =============                                                        =============
Weighted Average Shares:
Basic                                        15,337,000                                           500,000 (k)     15,837,000
                                          =============                                      ============      =============
Diluted                                      15,802,000                                           500,000 (k)     16,302,000
                                          =============                                      ============      =============

        The accompanying notes are an integral part of these consolidated financial statements.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                                                                  Pro Forma
                                                                                                                 as Adjusted
                                                  Steiner                                                          for the
                                                  Leisure                                       Acquisition        Business
                                                  Limited         Mandara LLC    Mandara Asia   Adjustments        Acquired
                                                ------------     ------------    ------------   -----------      ------------
REVENUES:

Services                                        $ 53,040,000     $ 12,600,000     $2,556,000     $       --      $ 68,196,000
Products                                          30,477,000        1,277,000        222,000             --        31,976,000
                                                ------------     ------------     ----------     ----------      ------------
Total revenues                                    83,517,000       13,877,000      2,778,000             --       100,172,000
                                                ------------     ------------     ----------     ----------      ------------

COST OF SALES:
Cost of services                                  40,269,000       10,709,000      1,547,000             --        52,525,000
Cost of products                                  22,770,000        1,009,000        150,000             --        23,929,000
                                                ------------     ------------     ----------     ----------      ------------
Total cost of sales                               63,039,000       11,718,000      1,697,000             --        76,454,000
                                                ------------     ------------     ----------     ----------      ------------

Gross profit                                      20,478,000        2,159,000      1,081,000             --        23,718,000
                                                ------------     ------------     ----------     ----------      ------------

OPERATING EXPENSES:
Administrative                                     4,315,000        1,794,000        333,000        161,000 (h)     6,603,000
Salary and payroll taxes                           4,264,000        1,348,000        339,000             --         5,951,000
Goodwill amortization                                370,000               --             --             --           370,000
                                                ------------     ------------     ----------     ----------      ------------
Total operating expenses                           8,949,000        3,142,000        672,000        161,000        12,924,000
                                                ------------     ------------     ----------     ----------      ------------

Income from operations                            11,529,000         (983,000)       409,000       (161,000)       10,794,000
                                                ------------     ------------     ----------     ----------      ------------

OTHER INCOME (EXPENSE):

Interest income                                      972,000               --             --             --           972,000
Interest expense                                      (6,000)        (353,000)            --       (987,000)(j)    (1,150,000)
                                                                                                    196,000 (l)
Other                                                     --               --         78,000             --            78,000
                                                ------------     ------------     ----------     ----------      ------------
Total other income (expense)                         966,000         (353,000)        78,000       (791,000)         (100,000)
                                                ------------     ------------     ----------     ----------      ------------

Income before provision for income taxes
and minority interest                             12,495,000       (1,336,000)       487,000       (952,000)       10,694,000

PROVISION FOR INCOME TAXES                           573,000               --        138,000             --           711,000
                                                ------------     ------------     ----------     ----------      ------------

Income before minority interest                   11,922,000       (1,336,000)       349,000       (952,000)        9,983,000


MINORITY INTEREST                                     (8,000)              --             --        395,000 (i)       387,000
                                                ------------     ------------     ----------     ----------      ------------

Net income                                      $ 11,914,000     $ (1,336,000)    $  349,000     $ (557,000)     $ 10,370,000
                                                ============     ============     ==========     ==========      ============

Earning Per Common Share:
Basic                                           $       0.81                                                     $       0.68
                                                ============                                                     ============
Diluted                                         $       0.78                                                     $       0.66
                                                ============                                                     ============
Weighted Average Shares:

Basic                                             14,763,000                                        500,000 (k)    15,263,000
                                                ============                                     ==========      ============
Diluted                                           15,241,000                                        500,000 (k)    15,741,000
                                                ============                                     ==========      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


Balance Sheet:

(a) To record goodwill and other intangible assets based on an independent appraisal, calculated as follows:

         Consideration paid:
         Cash                                                                   $ 29,400,000
         Common stock, at fair value                                              10,557,000
         Acquisition costs                                                         1,200,000
                                                                                ------------
         Total consideration paid                                                 41,157,000

         Net identifiable assets acquired:
         Net assets of Mandara Spa at June 30, 2001           11,577,000
         Indentifiable intangible assets based on
         an independent appraisal:
              Customer List                                      300,000
              Location/Leases                                    750,000
              Unpatented technologies                            150,000
              Trade names, License, Logos                      3,000,000
                                                              ----------
         Total identifiable intangible assets                  4,200,000

         Net identifiable assets acquired                                         15,777,000
                                                                                ------------
         Goodwill                                                               $ 25,380,000
                                                                                ============

         The $7.0 million in Subordinated Debt is considered contingent consideration and is not reflected in the proforma consolidated financial statements herein.

         The $6.2 million is related to the elimination of intercompany debt.

(b)      To record 40% minority interest.

(c) To reduce working capital and record debt financing to fund acquisition.

(d)      To eliminate the shareholders equity of Mandara Spa.

(e)      To reclass nonrefundable deposit paid to Mandara Spa.

(f) To record 500,000 shares issued in conjunction with the merger at fair value.

(g)      To record deferred financing fees.

Statement of Operations:

(h)      To record intangible asset amortization as follows:

                                           Life         Value          Full Year      Six Months
                                           ----      -----------       ---------      ----------
       Customer/List                         7       $   300,000       $  43,000      $   21,000
       Location/Leases                       7           750,000         107,000          54,000
       Unpatented technologies               7           150,000          21,000          11,000
       Trade names, Licenses, Logos         20         3,000,000         150,000          75,000
                                                     -----------       ---------      ----------
                                                     $ 4,200,000       $ 321,000      $  161,000
                                                     ===========       =========      ==========

(i)      To record 40% minority interest.

 (j)     To record interest expense and amortization of deferred financing fees.

 (k)     To reflect shares issued in conjunction with the merger.

 (l)     To reduce interest expense for intercompany interest.

(c)      EXHIBITS.

                  2.1 Membership Interest Purchase Agreement, dated June 27, 2001, by and among the Registrant, Steiner Spa Limited, SP Spas LLC and Red Sail Spas, L.L.C. The Exhibits and Disclosure Schedules have been omitted for purposes of this filing. (Previously filed with Current Report on Form 8-K filed July 18, 2001 and incorporated herein by reference)

                  2.2 Share Purchase Agreement, dated June 27, 2001, by and among the Registrant, Steiner Spa Asia Limited, Sierra Pacific Investments LLC, Pacific Century Capital Limited, Franky Tjahyadikarta, Okie R. Lukita and Jeffrey Matthews. The Exhibits and Disclosure Schedules have been omitted for purposes of this filing. (Previously filed with Current Report on Form 8-K filed July 18, 2001 and incorporated herein by reference)

                  23.1 Consent of Ernst & Young, Independent Auditors of Mandara Spa LLC*

                  23.2 Consent of Ernst & Young, Independent Auditors of Mandara Spa Asia Limited*

                  99.1 The press release of Registrant, dated June 27, 2001, announcing the Membership Interest Purchase and the Share Purchase. (Previously filed with Current Report on Form 8-K filed July 18, 2001 and incorporated herein by reference)

                  * Filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STEINER LEISURE LIMITED


                                        By: /s/ Carl S. St. Philip, Jr.
                                           ------------------------------------
                                        Carl S. St. Philip, Jr., Vice President
                                        and Chief Financial Officer

September 17, 2001

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------
2.1            Membership Interest Purchase Agreement, dated June 27, 2001, by and among the Registrant, Steiner Spa Limited, SP Spas LLC and
               Red Sail Spas, L.L.C. The Exhibits and Disclosure Schedules have been omitted for purposes of this filing. (Previously filed with
               Current Report on Form 8-K filed July 18, 2001 and incorporated herein by reference)

2.2            Share Purchase Agreement, dated June 27, 2001, by and among the
               Registrant, Steiner Spa Asia Limited, Sierra Pacific Investments
               LLC, Pacific Century Capital Limited, Franky Tjahyadikarta, Okie
               R. Lukita and Jeffrey Matthews. The Exhibits and Disclosure
               Schedules have been omitted for purposes of this filing.
               (Previously filed with Current Report on Form 8-K filed July 18,
               2001 and incorporated herein by reference)

23.1           Consent of Ernst & Young Guam, Independent Auditors of Mandara
               Spa LLC*

23.2           Consent of Ernst & Young Indonesia, Independent Auditors of
               Mandara Spa Asia Limited*

99.1 The press release of Registrant, dated June 27, 2001, announcing the Membership Interest Purchase and the Share Purchase.
               (Previously filed with Current Report on Form 8-K filed July 18,
               2001 and incorporated herein by reference)

* Filed herewith.